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                                                                 EXHIBIT 10.1
                                    [LOGO]
                                  PICTURETEL
December 14, 1994

Dr. Norman E. Gaut
25 Marrett Street
Lexington, MA 02173

Dear Norman:

I am pleased to report to you that the Compensation Committee of the Board of Directors approved an amendment to the severance pay provision contained in your employment agreement.

The current language provides that in the event of a termination without cause, you could receive twelve (12) months of your then current base salary. For eighteen (18) months following any termination of employment you agree not to compete (as defined) and the Company agrees that in the event the Company precludes you from taking a job that would be competitive in the Company's view, you will use your best efforts to obtain non-competitive employment and the Company will pay you the difference between your annual salary prior to termination and the annual salary that would be payable to you under such non-competitive employment.

The severance pay provision in your agreement is hereby immediately amended so as to read in its entirety:

"In the event that you are involuntarily terminated for any reason other than cause, you shall receive your then current base salary for a period of twenty-four (24) consecutive months following such termination. For the purpose of the agreement, cause shall be defined as and be limited to conviction of a felony or willful misconduct or gross negligence in the performance of duties which results in material harm to PictureTel."

Please acknowledge your receipt and understanding of this letter by signing and returning the enclosed copy to Larry Bornstein at your earliest convenience.

On behalf of the Compensation of the Board of Directors,


/s/ Les Strauss
Les Strauss
Secretary,
Board of Directors

Acknowledged: /s/ Norman E. Gaut         Date: 15 Jan. 1995
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